EXHIBIT 8.1
List of Subsidiaries and VIEs

Accord Group Investments Ltd.	BVI
Active Advertising (Guangzhou) Co., Ltd.	People’s Republic of China
Advance Mind Holdings Limited	Hong Kong
Beijing ChuanHui HuaRen Consulting Co., Ltd.	People’s Republic of China
Beijing Hantang Yueyi Culture & Media Co., Ltd.	People’s Republic of China
Beijing Linghang Dongli Advertising Co., Ltd.	People’s Republic of China
Beijing Mingyi Yongkang Advertising Co., Ltd.	People’s Republic of China
Beijing Mobile Interactive Co., Ltd.	People’s Republic of China
Beijing Shi Ji Xin Chuan Advertising Co., Ltd.	People’s Republic of China
Beijing Singshine Advertising Co., Ltd.	People’s Republic of China
Beijing Taide Advertising Co., Ltd.	People’s Republic of China
Beijing Xinhua Yinghua Film & TV Planning Co.,Ltd.	People’s Republic of China
Beijing Xintai Huade Advertising Co., Ltd.	People’s Republic of China
Beijing Yuedong Chuangshi Culture and Intermediary Co., Ltd.	People’s Republic of China
Century Effort Limited	BVI
China Lead Profits Limited	BVI
China Media Network Limited	Hong Kong
East Alliance Limited	BVI
Everfame Development Ltd.	BVI
Great Triumph Investments Ltd.	BVI
Guangzhou Excellent Consulting Service Co., Ltd.	People’s Republic of China
Guangzhou Liangdian Zhongduan Zhanshi Co., Ltd.	People’s Republic of China
Guangzhou Singshine Advertising Co., Ltd.	People’s Republic of China
Guoxin Hongdi Network Information & Technology (Beijing) Co., Ltd.	People’s Republic of China
Hong Kong Stock Express Publication Ltd.	Hong Kong
Jia Luo Business Consulting (Shanghai) Co., Ltd.	People’s Republic of China
New China Media Co., Ltd.	People’s Republic of China
NuCom Online Corporation	Cayman Islands
NuCom Online Hong Kong Limited	Hong Kong
Nucom Media Technology (Beijing) Co., Ltd.	People’s Republic of China
Shanghai Fenghuo Marketing Consulting Co., Ltd.	People’s Republic of China
Shanghai Heju Marketing Consulting Co., Ltd.	People’s Republic of China
Shanghai Jiaseng Advertising Co., Ltd.	People’s Republic of China
Shanghai Liangdian Zhongduan Zhanshi Co., Ltd.	People’s Republic of China
Shanghai Singshine Marketing Service Co., Ltd.	People’s Republic of China
Shanghai Yuan Zhi Advertising Co., Ltd.	People’s Republic of China
Shanghai Yuanxin Advertising Media Co., Ltd.	People’s Republic of China
Shangtuo Zhiyang International Advertising (Beijing) Co., Ltd.	People’s Republic of China
Shenzhen Active Trinity Advertising Co., Ltd.	People’s Republic of China
Shenzhen Haibei Leidi Business Consultancy Co.,Ltd.	People’s Republic of China
Singshine (Holdings) Hongkong Limited	Hong Kong
Small World Holding Co. Ltd.	BVI
Starease Limited	BVI
Taihui Business Consulting (Shanghai) Co.,Ltd.	People’s Republic of China
TianJin Jinli Culture Media Limited	People’s Republic of China
TianJin Shidai Ruipu Culture Media Limited	People’s Republic of China
TianJin Shidai Tianchuang Media Development Co., Ltd.	People’s Republic of China
Upper Step Holdings Limited	BVI
Upper Will Enterprises Limited	BVI
Wuxianshijie (Beijing) Information Technology Co., Ltd.	People’s Republic of China
Xin Chuan Online (Beijing) Information Technologies Co., Ltd.	People’s Republic of China
Xinhua Media Entertainment Limited	Cayman Islands
Xinhua Sports & Entertainment (Beijing) Co., Ltd.	People’s Republic of China
Xinhua Sports & Entertainment (HK) Limited	Hong Kong
Xinhua Sports & Entertainment (Shanghai) Co., Ltd.	People’s Republic of China
Xinhua Sports Ventures Limited	Cayman Islands
XSEL (Hong Kong) Limited	Hong Kong
XSEL Advertising Ltd.	BVI
Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd.	People’s Republic of China